Exhibit 32.2
STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350, AS
ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the "Quarterly Report"), of Southern California Edison Company (the "Company"), and pursuant to 18 U.S.C. Section 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies, to the best of his knowledge, that:
1.The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
2.The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: April 28, 2026

/s/ STEVEN D. POWELL
STEVEN D. POWELL Chief Executive Officer Southern California Edison Company

/s/ AARON D. MOSS
AARON D. MOSS Chief Financial Officer Southern California Edison Company
This statement accompanies the Quarterly Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.